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                                    FORM 8-A

                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ---------------------


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             COINMACH SERVICE CORP.
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             (Exact name of registrant as specified in its charter)


DELAWARE                                                         20-0809839
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(State of incorporation or organization)                     (I.R.S. Employer
                                                             Identification No.)


303 Sunnyside Blvd., Suite 70, Plainview, New York                   11803
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(Address of principal executive offices)                          (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box.        [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-114421


Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                           Name of each exchange on which
  to be so registered                           each class is to be registered
  -------------------                           ------------------------------

  Income Deposit Securities (IDSs), each          American Stock Exchange
  representing one share of Class A
  common stock, par value $0.01 per
  share and a senior secured note
  due 2024, as guaranteed


Securities to be registered pursuant to Section 12(g) of the Act:

                                      none
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                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
        REGISTERED

                  The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Reg. No. 333-114421) of Coinmach Service Corp. (the "Registration Statement"), originally filed with the Securities and Exchange Commission (the "Commission") on April 13, 2004, as amended from time to time, under the caption, "Description of IDSs", "Description of the Notes" and "Description of Capital Stock," is incorporated herein by reference. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.



ITEM 2.           EXHIBITS

                  Not applicable.



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                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     COINMACH SERVICE CORP.


                                     By:  /s/ Robert M. Doyle
                                          --------------------------------------
                                           Name: Robert M. Doyle
                                           Title: Chief Financial Officer


Dated:  November 17, 2004